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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                    ______

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported):  June 5, 1998
                                                           ------------


                          RENAISSANCE WORLDWIDE, INC.
                 ---------------------------------------------
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              (Exact name of registrant as specified in charter)

                     MASSACHUSETTS       0-2819204-2920563
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      (State or other jurisdiction(Commission File Number)(I.R.S. Employer
                of incorporation)           Identification No.)


                       189 Wells Avenue, Newton, MA02159
                       ---------------------------------
              (Address of principal executive offices)(Zip Code)


      Registrant's telephone number, including area code:  (617) 527-6886
                                                           --------------



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Item 5.   Other Information


On March 31, 1998 Renaissance Worldwide, Inc. (the "Company") acquired Neoglyphics Media Corporation ("Neoglyphics") in a transaction which has been accounted for using the pooling-of-interests method. On April 2, 1998 the Company acquired Triad Data, Inc. ("Triad") in a transaction which has been accounted for using the pooling-of-interests method.

For the five week period commencing on March 29, 1998 and ending on May 2, 1998, the Company, Neoglyphics and Triad recorded combined revenues of $69,071,000 and a net loss for the period of $8,777,000, which net loss included one time acquisition related expenses and a one time tax expense related to the conversion of Triad from a Subchapter S corporation to a Subchapter C corporation.

The financial information contained in this press release is being furnished solely for the purpose of complying with Accounting Series Releases 130 and 135 as published by the Securities and Exchange Commission and is not necessarily indicative of the results of operations for any other period or the quarter ended June 27, 1998.


                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                         RENAISSANCE WORLDWIDE, INC.


                         By:   /s/ Robert E. Foley
                            ---------------------------------------------
                            Name:  Robert E. Foley
                            Title: Chief Financial Officer and Treasurer

Date:  June 5, 1998